UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2004

Industrial Enterprises of America, Inc.
(formerly known as Advanced Bio/Chem, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-30646	13-3963499
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

770 South Post Oak Lane, Suite 330, Houston, Texas	77056
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(713) 622-2875

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c)).

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this report is incorporated herein by reference.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2005, effective as of October 7, 2004, Industrial Enterprises of America, Inc. (formerly known as Advanced Bio/Chem, Inc.) (the “Company”) purchased all of the issued and outstanding capital stock of EMC Packaging, Inc., a Delaware corporation (“EMC”). This Current Report on Form 8-K/A is being filed to include the financial statements of EMC and the Company’s pro forma financial information.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired

Included herein beginning on page F-1.

(b) Pro forma financial information

Included herein beginning on page F-1.

(c) Exhibits

2.1
Stock Purchase Agreement between the Company and the EMC Stockholders, incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 2, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.

May 5, 2005
By: /s/ John Mazzuto
John Mazzuto, Chief Financial Officer,
Vice Chairman of the Board and Assistant Secretary

Financial Statements of EMC Packaging, Inc.,
the wholly owned subsidiary of
Industrial Enterprises of America, Inc.
(Audited)
and
Pro Forma Condensed Consolidated Financial Statements of
Industrial Enterprises of America, Inc.
and its wholly owned subsidiary
EMC Packaging, Inc.
(Unaudited)

Overview:

Acquisition of EMC Packaging, Inc.

On October 7, 2004, Industrial Enterprises of America, Inc., a Nevada corporation (“ILNP” or “the Company”) (formerly Advanced Bio/Chem, Inc.), purchased all of the issued and outstanding capital stock of EMC Packaging, Inc., a Delaware corporation (“EMC”), which has been in business since 1974. On such date, EMC became the Company’s wholly owned subsidiary. In consideration for their EMC shares of common stock, the EMC stockholders received an aggregate of 2,296,800 shares of the Company’s common stock, valued at $808,474. The Company, as the new parent company of EMC and through EMC, intends to continue to market and sell the products that had been offered by EMC prior to the acquisition.

Change in Fiscal Year End

On December 22, 2004, the Company’s Board of Directors approved the change in the Company’s fiscal year end from December 31 to June 30. As the parent of EMC, ILNP is now the holding company of an operating subsidiary. The fiscal year end of EMC is June 30; therefore, in order to more closely align its operations and internal controls with that of its wholly owned subsidiary, the Company’s management changed the Company’s fiscal year end. The change is described in further detail in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 30, 2005.

Financial Information Presented in this
Current Report on Form 8-K/A:

This Current Report on Form 8-K/A includes the audited financial statements of EMC for the fiscal years ended June 30, 2004 and 2003, as well as the unaudited pro forma financial statements showing the effect of the purchase of EMC by the Company.

EMC PACKAGING, INC.
FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2004 AND JUNE 30, 2003

RAYMOND, PERRI & DE SENO, LLC
CERTIFIED PUBLIC ACCOUNTANTS
AND BUSINESS CONSULTANTS
300 BROAD STREET
RED BANK, NEW JERSEY 07701

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders
of EMC Packaging, Inc.

We have audited the accompanying balance sheets of EMC Packaging, Inc. (a Delaware corporation) as of June 30, 2004 and 2003, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EMC Packaging, Inc. as of June 30, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America .

/s/ Raymond, Perri & De Seno, LLC

November 5, 2004

EMC PACKAGING, INC.
BALANCE SHEETS
JUNE 30, 2004 AND JUNE 30, 2003

ASSETS

	2004	2003

Current Assets
Cash and Cash Equivalents	$ 89,072	$ 79,679
Accounts Receivable, net of allowance for doubtful
accounts of $ 15,000 and $15,000, respectively	838,386	527,397
Inventory	747,121	721,268
Prepaid Expenses	15,371	53,276

Total Current Assets	1,689,950	1,381,620

Machinery and Equipment
Machinery & Equipment (Note 7)	25,275	5,300
Less: Accumulated Depreciation	(3,839)	(176)

Net Machinery and Equipment	21,436	5,124

Other Assets
Investment Banking Fees (Notes 3 & 12)	-	118,168
Due from JS Realty (Note 11)	100,000	-
Deferred Loan Costs, net of accumulated
amortization of $13,979 and $5,215, respectively	4,167	22,931

Total Other Assets	104,167	141,099

Total Assets	$ 1,815,553	$ 1,527,843

SEE ACCOMPANYING NOTES AND ACCOUNTANTS' REPORT

EMC PACKAGING, INC.
BALANCE SHEETS
JUNE 30, 2004 AND JUNE 30, 2003

LIABILITIES & STOCKHOLDERS' EQUITY

	2004	2003

Current Liabilities
Accounts Payable	$ 361,673	$ 257,775
Stockholder Advance Payable	-	14,366
Accrued Expenses	78,204	21,499
Note Payable - Accounts Receivable Financing (Note 4)	468,974	314,118
Revolving Credit Note (Note 5)	144,543	121,405
Notes Payable, Current (Note 6)	70,731	62,180

Total Current Liabilities	1,124,125	791,343

Long Term Liabilities
Notes Payable - Net of Current (Note 6)	33,279	104,118
Deferred Income Taxes (Note 10)	160,673	150,366

Total Liabilities	1,318,077	1,045,827

Stockholders' Equity
Preferred stock - $ .001 par value, 1,000,000 shares
authorized, none issued and outstanding	-	-

Common stock - $ .001 par value, 10,000,000 shares
authorized, 234 shares issued and outstanding	1	1
Additional Paid in Capital	315,623	315,623
Retained Earnings	181,852	166,393

Total Stockholders' Equity	497,476	482,017

Total Liabilities & Stockholders' Equity	$1,815,553	$1,527,843

SEE ACCOMPANYING NOTES AND ACCOUNTANTS' REPORT

EMC PACKAGING, INC.
STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
FOR THE YEARS ENDED JUNE 30, 2004 AND JUNE 30, 2003

	2004	2003

Sales, net	$ 3,935,229	$ 2,770,353

Cost of Goods Sold	2,994,486	2,136,425

Gross Profit	940,743	633,928

Operating Expenses
Officer Salaries	207,692	76,923
Office Salaries	70,200	62,800
Payroll Tax Expense	41,668	41,278
Bad Debt Expense	-	15,000
Truck and Equipment Lease	3,178	5,910
Truck/Auto Expense	11,915	5,255
Bank Service Charge	2,650	2,632
Amortization	8,764	5,215
Employee Benefits	9,935	9,278
Insurance	42,714	45,811
Maintenance	14,341	16,142
Office Supplies	2,567	3,273
Legal and Accounting	49,724	12,070
Professional Fees	24,717	25,034
Rent & Storage	120,000	114,194
Telephone	6,975	8,095
Warehouse Supplies	7,189	13,047
Utilities	28,670	26,075
Taxes - Property	47,902	-
Miscellaneous Expense	2,185	5,879
Travel	3,064	879
Depreciation Expense	3,663	176

Total Expenses	709,713	494,965

Other Income/(Expenses)
Settlement of Employee Theft (Note 13)	90,880	11,309
Investment Banking Fees (Note 12)	(152,323)	-
Interest Expense	(143,820)	(101,662)

Total Other Income/(Expenses)	(205,263)	(90,353)

Net Income before Income Taxes and Extraordinary Gain	$ 25,767	$ 48,610

Extraordinary Gain - Negative Goodwill resulting from the
asset acquisition (less applicable
income tax expense of $130,922) (Notes 8 & 9)	-	196,384

Net Income before Income Taxes	25,767	244,995

Provision for Income Taxes
Current Expense	-	-
Deferred Expense	(16,525)	(19,444)
Benefit of operating loss carryforward	6,218	-

Net Income	15,460	225,551

Retained Earnings at beginning of year	166,393	-

Dividends - Return of Capital	-	(59,158)

Retained Earnings at end of year	$ 181,852	$ 166,393

SEE ACCOMPANYING NOTES AND ACCOUNTANTS' REPORT

EMC PACKAGING, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2004 AND JUNE 30, 2003

	2004	2003

CASH FLOW USED IN OPERATING ACTIVITIES:
Net Income	$ 15,460	$ 225,551
Adjustments to reconcile net income to net
cash used in operating activities:
Extraordinary Gain	-	(327,306)
Depreciation	3,663	176
Bad Debt Expense	-	15,000
Amortization	8,764	5,125
(Increase) Decrease in:
Accounts Receivable	(310,989)	(542,397)
Inventory	(25,853)	(393,962)
Prepaid expenses	37,906	(53,276)
Investment Banking Fees	118,168	(118,168)
Due from JS Realty	(100,000)	-
Deferred Loan Costs	10,000	(28,056)
Increase (Decrease) in:
Accounts payable	103,898	257,775
Accrued expenses	56,705	21,499
Deferred Income Taxes	10,307	150,366
Advances Payable	(14,366)	14,366

NET CASH USED BY OPERATING ACTIVITIES	(86,337)	(773,307)

CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(19,975)	(5,300)

NET CASH USED BY INVESTING ACTIVITIES	(19,975)	(5,300)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	-	1
Additional Paid in Capital	-	315,623
Dividends Paid - Return of Capital	-	(59,158)
Loan Proceeds	177,994	635,522
Loan Repayments	(62,288)	(33,702)

NET CASH PROVIDED BY FINANCING ACTIVITIES	115,706	858,286

NET INCREASE IN CASH	$ 9,394	$ 79,679

CASH AT BEGINNING OF PERIOD	79,679	-

CASH AT END OF YEAR	$ 89,072	$ 79,679

Supplemental Disclosure of Cash Flow Information

Interest Paid	$ 143,820	$ 101,662

Income Taxes Paid	$ 1,326	$ 1,180

SEE ACCOMPANYING NOTES AND ACCOUNTANTS' REPORT

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of EMC Packaging, Inc. (the "Company") is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Nature of Operations
EMC Packaging, Inc. (the Company) was incorporated under the laws of the state of Delaware. The company is primarily engaged in the manufacturing and sales of packaged refrigerants for the automotive and dusting markets.

Asset Acquisition and Goodwill
On July 19, 2002, EMC Packaging, Inc. acquired the assets and assumed certain liabilities of Environmental Materials Corp. The transaction was handled in accordance with Statement of Financial Accounting Standards number 141 - Business Combinations and Statement of Financial Accounting Standards number 142 - Goodwill and Other Intangible Assets. In general, these statements require the that excess of the fair market value of the net assets acquired over the purchase price be allocated as a pro rata reduction of the amount that would otherwise have been assigned to the acquired assets, except financial assets, assets to be disposed of by sale and certain prepaid assets. In addition, if any excess remains after reducing to zero the amounts that otherwise would have been assigned to those assets, that remaining excess shall be recognized as an extraordinary gain. (See Note 7 and 8)

Cash
The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Inventory
Inventory is stated at the lower of cost or market, with cost determined on a first-in, first-out basis. Inventory as of July 19, 2002 was acquired with the purchase of the assets of Environmental Materials Corp.

Machinery and Equipment
Machinery and equipment are recorded at cost. Depreciation is computed on estimated useful lives using straight-line methods. The ranges of estimated useful lives used in computing depreciation are as follows:

Equipment	7-10 years
Vehicles	3-5 years
Office equipment	7 years

It is the general practice to charge maintenance and repairs to expense in the current period. Acquisitions, major improvements and renewals are capitalized and depreciated. Gain or loss on disposition is included in earnings in the period of disposition.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 2 - CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

Financial Instruments
The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of its accounts receivable. The Company routinely assesses the financial strength of its customers, and as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

Major Customers
As of June 30, 2004 and 2003, three customers accounted for approximately 66% and 68% of the Company's outstanding accounts receivable, respectively. Additionally, these same three customers accounted for approximately 67% and 61% of total sales for each year, respectively.

NOTE 3 - INVESTMENT BANKING FEES

The Company was trying to raise additional capital to explore the public marketplace. In its efforts to do so, the Company had incurred various consulting costs. These costs were being reported as deferred investment banking fees. In October 2004, the Company was acquired by as publicly traded entity and these costs have been written off to expense. (See Note 12 and 14)

NOTE 4 - NOTE PAYABLE ACCOUNTS RECEIVABLE FINANCING

Pursuant to an agreement entered on July 18, 2002, the Company sells a substantial portion of its trade receivables to a financing company with recourse, up to maximum credit limits established by the company for each individual account. Advances are limited to 80% of eligible accounts receivable up to an aggregate maximum of $700,000. At June 30, 2004 and June 30, 2003, receivables subject to recourse were $853,386 and $542,396, respectively. Under the terms of the agreement, the Company pays interest at 2% above prime rate, (with a minimum interest rate of 7.25% per annum) for advances made prior to the collection of the accounts receivable.

NOTE 5 - REVOLVING CREDIT NOTE

Pursuant to an agreement entered on December 17, 2002, and valid for a period of eighteen months, the Company collateralizes its inventory to a financing company, up to maximum credit limits established by the financing company. Advances are limited to 40% of inventory up to an aggregate maximum of $250,000. At June 30, 2004 and 2003, inventory collateralized by this agreement amounted to$361,358 and $303,513, respectively. Under the terms of the agreement, the Company pays interest at 2% above prime rate, (with a minimum interest rate of 7.25% per annum).

NOTE 6 - NOTE PAYABLE ALLSTATE LEASING

EMC Packaging has an obligation to Allstate Leasing, Inc. bearing interest at a rate of 13%. The loan is payable in monthly installments of $6,740, including interest, and is collateralized by company machinery and equipment. (Purchased in the original asset acquisition, see note 7)

Future annual loan maturities are as follows:

2005	$ 70,731
2006	33,279

$ 104,010

NOTE 7 - ASSET ACQUISITION

On July 19, 2002, the Company acquired all of the assets of Environmental Materials Corp. The following summarizes the estimated fair values of the assets and liabilities at the date of acquisition:

Accounts receivable	$ 431,504
Inventory	669,556
Property, plant and equipment	455,770
Acquisition Costs	(298,754)
Excess of the fair value of acquired net assets over cost	(783,076)

Net assets acquired at cost of	$ 475,000

In accordance with Statement of Financial Accounting Standard number 141 - Business Combinations, the excess of the fair value of net assets acquired over purchase price has reduced the basis of the assets acquired as follows:

Fair Market
	Value	Book Value

Property, plant and equipment	$ 455,770	$ -

NOTE 8 - EXTRAORDINARY GAIN

As a result of the acquisition of the assets of Environmental Materials Corp., the Company incurred a gain of $327,306. This gain is considered extraordinary in nature and is included in retained earnings of the Company as of July 19, 2002.

Extraordinary gain is comprised as follows:

Excess of the fair value of net assets acquired over cost (Note 1 & 7)	$ 783,076
Less: Reduction of fair value of property, plant and equipment	(455,770)

Extraordinary gain	$ 327,306

NOTE 9 - ADJUSTMENT TO EXTRAORDINARY GAIN

During the audit of the June 30, 2003 financial statements of EMC Packaging, Inc., adjustments were made to the original extraordinary gain as follows:

Extraordinary Gain - July 19, 2002	$ 612,985
Less adjustments for:
Accounts Receivable from barter transaction	(59,500)
Inventory used in barter transaction	(69,937)
Acquisition Costs	(156,242)

Extraordinary Gain - June 30, 2003	$ 327,306
Less: Income tax expense	(130,922)

Extraordinary gain net of income tax expense	$ 196,384

NOTE 10 - INCOME TAXES

Deferred tax liabilities resulting from differences between financial accounting amounts and tax basis of assets and liabilities at June 30, 2004 and 2003 are as follows:

	2004	2003

Net Operating Loss	$ 28,340	$ 43,885
Accounts Receivable	15,000	15,000
Inventory	(434,598)	(434,598)
Fixed Assets	(10,425)	(203)

Total	(401,683)	(375,916)
Statutory Tax Rate	40%	40%
Deferred Tax Liability	$(160,673)	$(150,366)

The provision for income taxes consists of the following:

	2004	2003
Current taxes	$ -	$ -
Deferred taxes	16,525	150,366
Benefit of operating loss carryforward	(6,218)	-

	$ 10,307	$ 150,366

The Company has a federal and state operating loss carryforward of $ 28,340 expiring in 2023.

NOTE 11 - DUE FROM JS REALTY, LLC

In 2002, when JS Realty, LLC was purchasing the building that EMC Packaging, Inc. was planning to use in operations, JS Realty, LLC had to borrow $100,000 from the shareholders of the Company in order to facilitate the transaction. In 2004, EMC Packaging, Inc. assumed the receivable from the director. As a result, EMC Packaging, Inc. is reporting as Due from JS Realty, LLC the receivable assumed.

NOTE 12 - RELATED PARTY TRANSACTION

EMC Packaging, Inc. entered into an agreement with a shareholder to have the shareholder perform investment banking services to raise equity in order for the Company to become publicly traded. Costs incurred through June 2004 amounted to approximately $152,000. In October 2004, the Company's shareholders entered into a stock purchase agreement with a publicly traded company to have all their shares bought out. As a result, the investment banking services from the shareholder have ceased and the investment banking fees incurred have been written off to expense.

NOTE 13 - SETTLEMENT OF EMPLOYEE THEFT

The Company filed a suit against a former employee for theft of Company product. The Company won the judgment for approximately $160,000. The Company received final payment on this judgment in 2004 as follows:

2004

Settlement Payments Received	$144,699
Less: Legal Fees	53,819
Net amount received	$ 90,880
NOTE 14 - SUBSEQUENT EVENT - UNAUDITED

In October 2004, the shareholders of the Company entered into a stock purchase agreement with Advanced Bio/Chem, Inc., a publicly traded company. The agreement calls for the shareholders of EMC Packaging, Inc. to sell all of their shares to the purchasing company, Advanced Bio/Chem, Inc. The shareholders will be paid with shares of the public company on a pro-rata basis less any expenses associated with the aforementioned transaction.

Pro Forma Condensed Consolidated Financial Statements of Industrial Enterprises of America, Inc.
and its wholly owned subsidiary EMC Packaging, Inc. (Unaudited)

The unaudited pro forma condensed financial statements have been prepared by the Company’s management based upon EMC’s and the Company’s financial statements recast on a fiscal year end of June 30, as discussed above. The unaudited pro forma condensed financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or results of operations of the Company, or of the financial position or results of operations of the Company that would have actually occurred had the transaction been in effect as of the date or for the periods presented. The unaudited pro forma condensed financial statements should be read in conjunction with the Company's financial statements as filed with the Securities and Exchange Commission in its Quarterly Report on Form 10-Q for the six months ended December 31, 2004.

The unaudited pro forma condensed balance sheet for June 30, 2004 gives effect to the transaction as though it had been consummated on that date and the Company was on a fiscal year end of June 30th. Pro forma adjustments reflected in the unaudited pro forma condensed balance sheet generally reflect the purchase price accounting adjustments associated with the transaction. The unaudited pro forma condensed statements of operations for the recast fiscal year ended of June 30, 2004 give effect to the transaction as though it had occurred on July 1, 2003. Pro forma adjustments reflected in the unaudited pro forma condensed consolidated statements of operations generally reflect increased depreciation expense associated with the step-up in fixed asset values.

Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2004
(Unaudited)

	ILNP	EMC			Cons
	Corp	As Reported	Adj	Note	BS
Assets
Cash	34,459	89,072			123,531
Accounts Rec		838,384			838,384
Inventory		747,121	(200,000)	(1)	547,121
Other Current		15,371			15,371
Total Current	34,459	1,689,948	(200,000)		1,524,407

PPE		21,436	78,564	(2)	100,000
Other		104,167	(4,167)	(3)	100,000
Goodwill			418,029	(4)	418,029
Non affiliated investments	145,725
Total assets	180,184	1,815,551	292,426		2,142,436

Liabilities and Equity
Line of Credit	142,464	613,517			755,981
Current maturities of LTD	228,320				228,320
Accounts payable	242,845	439,877			682,722
Accrued Expenses	1,040,958		50,000	(3)	1,090,958
Total Current	1,654,587	1,053,394	50,000		2,757,981

Long term debt	1,118,687	104,010			1,222,697
Deferred Taxes	-	160,673	(68,574)	(3)	92,099
Total Liabilities	2,773,274	1,318,077	(18,574)		4,072,777

Equity	(2,593,090)	497,474	311,000	(4)	(1,784,616)

Total liabilities & Equity	180,184	1,815,551	292,426		2,288,161

Notes to Unaudited Proforma Condensed Consolidated Balance Sheet:
1) Purchase price adjustment to establish Inventory reserve
2) Purchase price adjustment for step-up in value of PPE to estimated fair market value
3) Miscellaneous purchase price adjustments and accruals
4) The calculation of cost in excess of net assets acquired is as follows:

Purchase price of EMC	$ 808,474
Less Assets acquired	(1,730,325)
Add Liabilities assumed	1,339,880
Cost in excess of net assets acquired	$ 418,029

The cost in excess of net assets acquired has been recorded as Goodwill on the Company’s financials.

Pro Forma Condensed Consolidated Statement of Operations
For the Twelve Months Ended June 30, 2004
(Unaudited)

	ILNP	EMC			Cons
	Recast	Reported	Adj	Notes	Proforma

Total Revenue	227,682	3,935,229	-		4,162,911
Total Cost of Goods Sold	0	2,994,486	0		2,994,486
Gross Profit	227,682	940,743	0		1,168,425

Expenses
SG&A Salaries	902,627	277,892	0		1,180,519
Total Other SG&A	197,952	344,953	0		542,905
Depr and Amort	85,326	12,427	15,713	(a)	113,466
Professional Fees	161,591	74,441	0		236,032
Interest Expense	228,846	143,820	0		372,666
Comp exp FV of stock grants	734,206	0	0		734,206
Total Expenses	2,310,548	853,533	15,713		3,179,794

Inc (Loss) from Operations	(2,082,866)	87,210	(15,713)		(2,011,369)
Misc (Income) Expense	0	61,443	(61,443)	(b)	-
Income/(Loss)	(2,082,866)	25,767	45,730		(2,011,369)
Gain on Disc operations-Net	245,389	0	0		245,389
Net Income or Loss	(1,837,477)	25,767	45,730		(1,765,980)
Provision for Income Taxes	0	(10,307)	(18,292)		(28,599)
Net Income or Loss	(1,837,477)	15,460	27,438		(1,794,579)

Weight # of Shares	11,867,945		(c)		11,867,945
Loss per share - basic and diluted	(0.15)		(c)		(0.15)

Notes to Unaudited Proforma Condensed Consolidated Operating Statement:

ILNP Operating results have been recast from a calendar year to a fiscal year end June 30th.
EMC Operating results as reported in fiscal year ended June 30, 2004.

a) Pro forma Depreciation adjustment based upon step-up in value of PPE
b) Elimination of one time, non re-occurring charges
c) Not presented as the data is not meaningful

The following is a summary of the operating results of EMC since acquisition that has been included in the Company’s three and six months ended December 31, 2004 statement of operations in this quarterly report on Form 10-QSB:

EMC
From October 7, 2004 to
December 31, 2004
Net sales	$ 1,348,787
Cost of goods sold	1,126,505
Gross profit	$ 222,282
Selling and administrative expenses	$ 11,488
Salaries and contract labor	146,028
Depreciation and amortization	5,971
Legal and professional	42,781
Total expenses	$ 206,268
Net (loss) from operations	$ 16,014
Interest expense	$ 43,286
Income before income taxes
And discontinued operations	$ (27,272)
Gain on discontinued operations	$ -
Income(Loss) before income taxes	$ (27,272)
Income tax (benefit) expense	$ (9,338)
Net income	$ (17,934)

Transition 2004 Reporting

As stated above the Company changed its fiscal year during 2004 from one ending on December 31 to one ending on June 30. Application for the change in accounting year is pending with the Internal Revenue Service. Accordingly, the Company’s transition period that ended on December 31, 2004, includes the six months ended December 31, 2004 (Transition 2004) and incorporates the operating results of EMC for that period (as opposed to since its acquisition on October 7, 2004).

The following is selected financial data for Transition 2004 and the comparable six-month period of the prior year:

	ILNP	EMC	Combined
	December 30, 2004	December 30, 2004	December 30, 2004
	(Six months) (unaudited)	(Six months) (unaudited)	(Six months) (unaudited)
Net sales	$ -	$ 2,289,728	$ 2,289,728
Cost of goods sold	-	1,873,385	1,873,385
Gross profit	$ -	$ 416,343	$ 416,343
Selling and administrative expenses	$ 119,867	$ 145,613	$ 265,480
Salaries and contract labor	33,228	146,028	179,256
Depreciation and amortization	-	4,056	4,056
Legal and professional	936,898	85,781	1,022,679
Total expenses	$ 1,089,993	$ 381,478	$ 1,471,471
Net (loss) from operations	$ (1,089,993)	$ 34,865	$ (1,055,128)
Interest expense	$ 117,909	$ 80,047	$ 197,956
Income before income taxes
And discontinued operations	$ (1,207,902)	$ (45,182)	$ (1,253,084)
Gain on discontinued operations	$ -	$ -	$ -
Income before income taxes	$ (1,207,902)	$ (45,182)	$ (1,253,084)
Income tax expense	$ -	$ (18,073)	$ (18,073)
Net income	$ (1,207,902)	$ (27,109)	$ (1,235,011)

The following is the pro-forma operating results for the six months ended December 31, 2003 assuming EMC had been included in the operating results of the Company during that period.

	ILNP	EMC	Combined
	December 30, 2003	December 30, 2003	December 30, 2003
	(Six months) (unaudited)	(Six months) (unaudited)	(Six months) (unaudited)
Net sales	$ 86,320	$ 1,684,267	$ 1,770,587
Cost of goods sold	-	1,288,120	1,288,120
Gross profit	$ 86,320	$ 396,147	$ 482,467
Selling and administrative expenses	$ 95,855	$ 165,862	$ 261,717
Salaries and contract labor	1,416,885	133,800	1,550,685
Depreciation and amortization	46,637	5,516	52,153
Legal and professional	111,418	138,000	249,418
Total expenses	$ 1,670,795	$ 443,178	$ 2,113,973
Net (loss) from operations	$ (1,584,475)	$ (47,031)	$ (1,631,506)
Interest expense	$ 122,097	$ 63,458	$ 185,555
Income before income taxes
And discontinued operations	$ (1,706,572)	$ (110,489)	$ (1,817,061)
Gain on discontinued operations	$ -	$ -	$ -
Income before income taxes	$ (1,706,572)	$ (110,489)	$ (1,817,061)
Income tax expense	$ -	$ (44,195)	$ (44,195)
Net income	$ (1,706,572)	$ (66,294)	$ (1,772,866)

Results of operations for the interim periods are not indicative of annual results.